   As filed with the Securities and Exchange Commission on September 9, 1996
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         FABRI-CENTERS OF AMERICA, INC.
                            ------------------------

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Ohio                                          34-0720629
- -------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                      5555 Darrow Road, Hudson, Ohio 44236
                      ------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   Employees' Savings and Profit-Sharing Plan
                   ------------------------------------------
                             (Full title of the plan )

                       Betty Rosskamm, Corporate Secretary
                      5555 Darrow Road, Hudson, Ohio 44236
                      ------------------------------------
                     (Name and address of agent for service)

                                 (216) 656-2600
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                PROPOSED                PROPOSED
                                                                 MAXIMUM                 MAXIMUM
            TITLE OF SECURITIES        AMOUNT TO BE            OFFERING PRICE           AGGREGATE                 AMOUNT OF
            TO BE REGISTERED (1)        REGISTERED          PER SHARE (2) (3)        OFFERING PRICE           REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------------
Class A Common Shares              450,000 shares               $ 13.50               $ 6,075,000                $ 2,094.83
Class B Common Shares              450,000 shares               $ 13.125              $ 5,906,250                $ 2,036.64
===================================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

 (2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for Class A Common Shares and Class B Common Shares on the New York Stock Exchange - Composite Transactions Tape on Friday, August 30, 1996 and Tuesday, September 3, 1996, respectively.

 (3)  Estimated solely for the purpose of calculating the registration fee.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
- -------  ----------------------------------------

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 27, 1996;

          b) The Plan's Annual Report on Form 11-K for the Plan year ended December 31, 1995;

          c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 1996;

          d) The descriptions of the Registrant's Class A Common Shares and Class B Common Shares and rights to purchase Class A Common Shares and Class B Common Shares under certain circumstances are contained in the Registrant's Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating that description; and

All documents hereafter filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the issuance of securities registered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
- -------  --------------------------

           Not applicable.

Item 5.  Interests of Named Experts and Counsel.
- -------  ---------------------------------------

           Not applicable.

Item 6.  Indemnification of Directors and Officers.
- -------  ------------------------------------------

                  Article V of the Company's Amended Regulations provides as follows:

                                 INDEMNIFICATION

                  SECTION 1. THIRD PARTY ACTIONS. The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action or suit by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. DERIVATIVE ACTIONS. The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue, or matter as to which that person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other court shall deem proper.

                  SECTION 3. RIGHTS AFTER SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  SECTION 4. OTHER DETERMINATION OF RIGHTS. Except in a situation governed by Section 3, any indemnification under Section 1 or Section 2 (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. The determination shall be made (a) by a majority vote, at a meeting of directors, of those directors who constitute a quorum and who were not and are not parties to or threatened with any such action, suit, or proceeding or (b), if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the Registrant) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure, or other contingency or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought.

                  SECTION 5. ADVANCES OF EXPENSES. Expenses (including attorneys' fees) incurred in defending any action, suit, or proceeding referred to in Section 1 or Section 2 may be paid by the Registrant in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant.

                  SECTION 6. PURCHASE OF INSURANCE. The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against liability under the provisions of this Article or of the Ohio General Corporation Law.

                  SECTION 7. MERGERS. In the case of a merger into this Registrant of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, trustees, officers, employees, or agents in specified situations, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Registrant (as the surviving corporation) to the same extent he would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

                  SECTION 8. NON-EXCLUSIVITY; HEIRS. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled as a matter of law or under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors, any insurance purchased by the Registrant, or otherwise, both as to action in his official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefits of the heirs, executors, and administrators of such a person.

The Registrant maintains liability insurance for all of its Directors and Officers ("D&O Insurance"). The D&O Insurance also insures the Registrant against amounts payable to indemnify Directors and Officers, subject to policy limits and retention amounts.

Item 7.  Exemption From Registration Claimed.
- -------  ------------------------------------

                  Not applicable.

Item 8.  Exhibits.
- -------  ---------


Exhibit
Number                     Description
- ------                     -----------

4.1                        Fabri-Centers of America, Inc. Employees' Savings and Profit-
                           Sharing Plan

23.1                       Consent of Independent Public Accountants

24.1                       Powers of Attorney

Item 9.  Undertakings.
- -------  -------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to the Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant has submitted and hereby undertakes to continue to submit the Fabri-Centers of America, Inc. Employees' Savings and Profit-Sharing Plan and any amendment thereto (the "Plan") to the Internal Revenue Service ("IRS") in a timely manner and has made and will continue to make all changes required by the IRS in order to continue the qualification of the Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on September 9, 1996.

                                               FABRI-CENTERS OF AMERICA, INC.

                                               By:  /s/ Alan Rosskamm
                                                  ------------------------------
                                                   Alan Rosskamm, President
                                                     and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                              Title                                   Date
      ---------                                              -----                                   ----

/s/ Alan Rosskamm                                  Chairman of the Board and
- ---------------------------                          Director (Chief Executive
Alan Rosskamm                                        Officer)                                September 9, 1996


/s/ Robert R. Gerber*                              Senior Vice President
- ---------------------------                          (Chief Accounting Officer)              September 9, 1996
Robert R. Gerber


/s/ Betty Rosskamm*                                Director
- ---------------------------
Betty Rosskamm                                                                               September 9, 1996

/s/ Alma Zimmerman*                                Director
- ---------------------------
Alma Zimmerman                                                                               September 9, 1996


/s/ Scott Cowen*                                   Director
- ---------------------------
Scott Cowen                                                                                  September 9, 1996


/s/ Ira Gumberg*                                   Director
- ---------------------------
Ira Gumberg                                                                                  September 9, 1996


/s/ Samuel Krasney*                                Director
- ---------------------------
Samuel Krasney                                                                               September 9, 1996

/s/ Frank Newman*                                  Director
- ---------------------------
Frank Newman                                                                                 September 9, 1996


/s/ Gregg Searle*                                  Director
- ---------------------------
Gregg Searle                                                                                 September 9, 1996



The undersigned, by signing his name hereto, executes this Registration Statement pursuant to powers of attorney executed by the above-named directors and officers of the Registrant and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto.

                                      *By:  /s/ Alan Rosskamm
                                          -----------------------------
                                          Alan Rosskamm, Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 9, 1996.

                                      FABRI-CENTERS OF AMERICA, INC. EMPLOYEES'
                                      SAVINGS AND PROFIT-SHARING PLAN


                                      By:  /s/ Roberta D. Roth
                                          -----------------------------
                                           Roberta D. Roth
                                           Vice President
                                           Key Trust Company of Ohio, N.A.